Exhibit 10.18


                           MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 9th day of April, 1998, between OLY/FM Walden, L.P., a Texas limited partnership (the "Operating Partner"), and STRATUS MANAGEMENT, L.L.C., a Delaware limited liability company ("Manager").


                            W I T N E S S E T H

          WHEREAS, the Operating Partner is the operating partner of Oly Walden General Partnership, a Texas general partnership ("Owner"), and Owner is engaged in the acquisition, ownership, development and sale of certain tracts of land, more particularly described on Exhibit A attached hereto, together with all improvements located thereon (collectively, the "Property").


          WHEREAS, the Operating Partner desires to appoint Manager to manage and oversee the day to day operations and responsibilities of the Operating Partner with respect to the management of the Property subject to the terms and conditions herein.

          NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in this Agreement and the compensation to be paid hereunder, the Operating Partner and Manager hereby agree as follows:

                                 ARTICLE I
                          ESTABLISHMENT OF AGENCY

          The Operating Partner hereby appoints Manager and Manager hereby accepts appointment on the terms and conditions hereinafter provided as agent for Owner. Manager shall oversee and manage the day to day operations of Owner pursuant to that certain Business Plan (as amended from time to time and as attached as Exhibit B to the Partnership Agreement of Owner) in an efficient and first class manner and shall exercise due diligence in all of its endeavors.

                                ARTICLE II
                    SERVICES TO BE PERFORMED BY MANAGER

          2.1 Expenses. Everything done by Manager under the provisions of this Agreement shall be done as the agent of the Operating Partner and Owner, and all obligations or expenses incurred by Manager in the performance of its duties hereunder in accordance with the provisions hereof shall be at the expense of Owner consistent with the Operating Budget (as defined in Section 2.5 hereof), except as otherwise specifically provided in this Agreement.

          2.2 Contracts. To the extent necessary to fulfill its obligations under this Agreement, Manager shall (i) identify contracts with independent contractors to perform services necessary or advisable for the oversight or management of the Property, and (ii) with the prior written approval of Owner, place orders in Owner's name for such materials and supplies as are reasonable and necessary to properly oversee, maintain, manage, or operate the Property, in each case, consistent with the Operating Budget. Any contracts or other agreements shall be entered into in Owner's name and be executed by Owner. Except with the prior written consent of Owner, every contract entered into by Manager for or in connection with Owner shall include as a condition thereof the right by Owner to terminate, with or without cause, on thirty (30) days prior written notice, without the payment of a cancellation fee. Owner shall be obligated to pay the cost of any contract or agreement described in this section only if such cost is provided for in the Operating Budget or if Owner otherwise approves such cost in writing.

          2.3 Oversight and Management. Manager shall oversee and manage the day to day operations of the Property and shall do so in accordance with the "Management Standard" (as defined in Section 4.1 hereof), including within such oversight and management without limitation thereof, such normal business activities as may be necessary or, with Owner's prior written consent, desirable.

          2.4 Insurance. Upon the request of Owner, Manager shall cause to be placed and kept in force, at Owner's sole cost and expense, all forms of insurance requested by Owner. All insurance coverage to be placed by Manager shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as shall be requested by Owner.

          2.5 Approved Operating Budgets: Projections. On or before November 15th of each year, Manager shall submit to Owner, for Owner's approval, proposed operating budgets for the Property for the immediately succeeding calendar year, which proposed budgets shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, implement the Business Plan during such year. Owner shall give Manager Owner's written approval or disapproval of the proposed operating budget within thirty (30) days after receipt thereof by Owner. In the event that Owner disapproves the proposed operating budget, it will advise Manager of the items therein that are disapproved and the line items and amounts, if any, that will replace the disapproved items. Thereafter, the portions of the proposed operating budget approved by Owner, together with the line items and amounts required by Owner to replace any disapproved items, shall constitute the Operating Budget (herein so called) for the following year. Exhibit B attached hereto contains the Operating Budget (herein so called) for the remainder of calendar year 1998. Except as otherwise expressly provided in this Agreement, Manager shall not be reimbursed by Owner for, and Manager hereby expressly indemnifies Owner against, any loss, expense or claim in connection with any expenditure, liability or obligation incurred by Manager (without Owner's approval) not reflected in the Operating Budget.

          2.6 Manager Disbursement. Manager shall, from the available good funds collected and deposited in the Operating Account (as defined in Section 4.2 hereof), cause to be disbursed regularly and punctually (1) the amounts from time to time payable to Manager pursuant to this Agreement; and (2) amounts otherwise due and payable as operating expenses of the Property authorized to be incurred under the terms of this Agreement.

          Manager shall at all times use Manager's reasonable efforts to obtain for Owner, and shall credit to the account of Owner in each case, all discounts, rebates and other favorable financial terms which may be available in connection with any costs or expenses Manager shall incur under this Agreement. Any funds remaining at the end of each calendar month during the term of this Agreement in the Operating Account (in excess of the balance required to be maintained in such account) shall be disbursed or transferred as generally or specifically directed from time to time by Owner. Within fifteen (15) days after the end of each calendar month, Manager shall provide Owner with a list of the disbursements made by Manager during such month and, at the request of Owner, invoices supporting the disbursements.

          2.7  Records; Reporting.

               (a)  Records.  All  statements, receipts, invoices,  checks, leases, contracts, worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the operation or management of the Property shall be the property of Owner; provided that, throughout the term of this Agreement, all of such items shall be maintained by Manager in a manner consistent with the terms of this Agreement and with books and records customarily maintained by managing agents of businesses similar in location, size and revenue to Owner. Owner and Manager shall have the right to inspect and to copy all such items, at such party's expense, at all reasonable times, and from time to time, during the term of this Agreement. Upon the termination of this Agreement, all of such books, records and all other information relating to Owner promptly shall be delivered to Owner; provided, however, that at Manager's sole expense, Manager or its representatives shall have the right, for a reasonable period of time not to exceed three (3) years following such termination, to inspect such books, records and other information for data that directly relates to the period during which Manager managed the Property and to make copies thereof, at reasonable times at the offices of the Operating Partner upon reasonable advance notice to the Operating Partner.

               (b) Monthly Statements. Manager shall prepare and deliver to Owner on a calendar monthly basis, Manager's written estimates of the amounts, if any, by which any categories of the Operating Budget must be adjusted to adequately fund the day to day management and oversight of the Property for the then current month, although the Operating Partner and Owner shall be under no obligation to change the Operating Budget. Such monthly reports shall include the following information: (i) a statement of operations of the Property during such month, and the cost thereof, (ii) a statement of year-to-date operations on the Property, and the cost thereof, (iii) a statement of the actual cost of operations of the Property during such month compared to the Operating Budget which identifies any variance between such costs and the Operating Budget, and (iv) a description and explanation of such variances. Manager also shall furnish the Operating Partner, within ten (10) days after the Operating Partner's request, such further information covering the day to day oversight and management of the Property as the Operating Partner may reasonably require.

               (c) Annual Accounting Report. Manager agrees (i) to deliver to owner, within twenty (20) days after the end of each fiscal year, an annual accounting report (including balance sheet, income statement and other financial statements), showing the results of gross receipts, gross operating expenses, net operating income, net cash flow and the Management Fee which would be payable if the Agreement were terminated as of the end of such Fiscal Year and any other information necessary to make the computations required hereby or which may be requested by Owner, all for such fiscal year and (ii) to cooperate fully with Owner, at no additional expense to Manager, but without limiting Manager's obligations under Section 2.7(e), in supplying all of the information and documentation necessary for a nationally recognized firm of certified public accountants selected by Owner (the "Auditor") to prepare and deliver to Owner an audit of the annual accounting report provided by Manager to Owner pursuant to this
     Section 2.7(d) within forty-five (45) days after the end of each fiscal year.

               (d)  Additional Fiscal  Reports.   Manager shall,  upon  the
     request of Owner, prepare for Owner or assist Owner in the preparation of such additional financial reports with respect to the Owner or te Property as Owner may reasonably request or may be required in the preparation of the audited annual accounting to be prepared pursuant to this Section 2.7. Manager acknowledges and agrees that the Management Fee to be paid under this Agreement includes compensation to Manager for the preparation of papers and schedules reasonably necessary for the Auditor to conduct its review of the Property's books and records. To the extent such papers and schedules are not properly prepared, Manager agrees to reimburse Owner for the reasonable additional cost and expense incurred by Owner for the Auditor to prepare such papers or schedules.

               (e) Returns Required by Law. Manager shall be responsible for preparing and filing any forms, reports or returns (except Owner's tax returns) that may be required by law relating to the Property. Manager shall also be responsible for any forms, reports or returns that may be required by law relating to any of Manager's employees.

          2.8 Compliance with Legal Requirements. Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting the Property by any federal, state, county or municipal authority having jurisdiction thereover. Manager, however, shall not take any such action as long as the Operating Partner is contesting, or has affirmed the Operating Partner's intention to contest and institutes proceedings contesting, any such order or requirement, except that if failure to comply promptly with any such order or requirement would or might expose Manager to criminal liability, Manager shall comply with same. Manager shall promptly notify the Operating Partner in writing of all such orders and notices or requirements. The Operating Partner agrees to pay all reasonable expenses incurred by Manager, including, without limitation, reasonable attorneys' fees for counsel employed to represent Manager or the Operating Partner, with respect to any proceeding or suit involving an alleged violation by Manager or the Operating Partner, or both, of any orders or requirements of any federal, state, county or municipal authority (unless Manager is finally adjudicated to have personally and not in a representative capacity violated such order or requirement), but nothing contained herein shall require Manager to employ counsel to represent the Operating Partner in any such proceeding or suit.

          2.9 Independent Contractor. The parties hereby acknowledge that the Manager is and shall be an independent contractor for all purposes.

                                ARTICLE III
                              FEES TO MANAGER

          In consideration for the performance of Manager's duties and responsibilities under this Agreement, in exchange for its services provided to Owner and the Property, Manager shall be paid a management fee to be computed as follows: Manager shall receive an annual fee (the "Management Fee") equal to one percent (1%) of the Acquisition and Development Costs (as defined hereinbelow) computed as follows:

               (i) the Management Fee shall commence on the first day of the month following the initial acquisition of the Property;

               (ii) the monthly balance subject to the Management Fee shall be the arithmetic average of the Acquisition and Development Costs of the Property owned by Owner on the first day of the month and on the last day of the month; and

               (iii) the Management Fee shall be payable monthly in arrears and shall be equal to 0.000833 multiplied by the balance computed in (ii) above.

As used herein, "Acquisition and Development Costs" means the sum of (a) purchase price, whether cash or credit, paid, or for which Owner is obligated to pay (if on credit), for the Property, together with all closing costs paid by Owner, including title insurance, recordation charges, registration and transfer taxes, if any, and similar expenses, and to the extent reflected on the closing statement executed by Owner in connection with the acquisition of the Property, all fees and expenses paid or incurred by or on behalf of Owner in connection with the acquisition of the Property, including legal, engineering and consulting fees, any real estate commissions or brokerage fees paid by Owner, or on behalf of Owner, to anyone in connection with such acquisition (the "Acquisition Costs") and

(b) all costs and expenses incurred by Owner in connection with development and marketing of the Property, including, without limitation, engineering, legal, land planning and related expenses (the "Development Costs") as of the date of this Agreement the Property consists of two (2) undeveloped tracts (the "Undeveloped Tracts") and approximately nine hundred forty one
(941) developed residential lots (the Finished Lots") which will be marketed and sold in accordance with the Business Plan. For purposes of the monthly computation in (ii) above, the Acquisition Costs shall be reduced by Thirteen Thousand Three Hundred Seventy Eight and No/100 Dollars ($13,378.00) for each Finished Lot closed and funded.

                                ARTICLE IV
             RELATIONSHIP OF MANAGER TO THE OPERATING PARTNER

          4.1 Standard of Care. Manager shall employ Manager's best efforts to oversee and manage the day to day operations of the Property in a manner (referred to herein as the "Management Standard") consistent with
(i) first class standards (consistent with the expressed plan of Owner, including the Business); (ii) prudent business and management practices applicable to the oversight and management of the Property; and (iii) the requirements of any deeds of trust, certificates of occupancy, permits, licenses, consents or other recorded or unrecorded agreements now or hereafter affecting the Property, or as required by the Limited Partnership Agreement (collectively referred to herein as the "Documents"). Manager shall use all contacts, discount programs and cost-savings measures at its disposal to obtain services, products and tax and insurance rates for the Property at the lowest cost, without sacrificing the quality of such services or products. Manager shall perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement. Manager may, with the prior written consent of the Operating Partner, obtain goods or services for the Property from direct or indirect affiliates of Manager, its officers, directors, shareholders or employees, but only if such goods and services are of at least equal quality and of no higher prices than comparable goods and services obtainable from unaffiliated parties and such goods and services are otherwise competitive with comparable goods and services.

          4.2 Separation of Owner's Moneys. Manager shall establish and maintain in a banking or other financial institution identified by the Operating Partner from time to time throughout the term of this Agreement, a separate bank or similar account in the name of Owner for the deposit of moneys of Owner received, if any, with respect to the Property (the "Operating Account"). Manager shall also establish such other special bank or similar accounts as may be required by the Operating Partner. Funds may be withdrawn (i) from the Operating Account for the disbursement of any individual item not exceeding $10,000 upon the sole signature of any duly authorized representative of the Operating Partner on behalf of Owner; and
(ii) for all disbursements exceeding $10,000 or for the withdrawal of funds from any account other than the Operating Account, upon the sole signature of Oly/Houston Walden, L.P., (the "Financial Partner"), on behalf of Owner. The Operating Partner and Manager hereby acknowledge and agree that, if the Operating Partner fails to deposit funds in the Operating Account in an amount sufficient to fund the expenses authorized in the Operating Budget, Manager shall not be required to incur any out of pocket costs in order to perform Manager's obligations under this Agreement.

          4.3 Term/Termination. This Agreement shall commence on the date hereof and shall thereafter continue until the dissolution of Owner. Notwithstanding the foregoing, this Agreement may be terminated at any time
(i) for Manager's fraud, malfeasance, misfeasance or abandonment of its responsibilities under this Agreement by the Operating Partner upon written notice thereof to Manager, (ii) upon written notice from Owner to Manager after Manager's default under this Agreement (except for breach of the Management Standard) by the Operating Partner which is not cured after thirty (30) days notice and opportunity to cure provided that if such default is not reasonably susceptible of cure within thirty (30) days then such reasonable time so long as Manager is diligently prosecuting the cure of the default but in no event longer than ninety (90) days, (iii) for the Operating Partner's default under this Agreement by Manager upon written notice thereof to the Operating Partner, (iv) upon thirty (30) days written notice from Owner to Manager in the event Manager fails to perform its duties consistent with the Management Standard as determined by the management committee of Owner or (v) by either Manager or Owner in the event Stratus fails to exercise its option under that certain Option
Agreement by and between Stratus, the Operating Partner and Oly Lender Walden, L.P., of even date herewith.

          4.4  Obligations Upon Termination.

               (a) Upon termination of this Agreement, each party shall continue to be fully liable for their respective obligations which have accrued up to and including the termination date and shall promptly pay to the other all amounts due to the other party under the terms of this Agreement. Such payment shall be made as soon after the effective date of termination as such amounts are determinable. Upon such payment, neither party shall have any further claim or right against the other, except as expressly provided herein.

               (b)  In the event of termination of this Agreement, upon the effective date of such termination, Manager shall (i) surrender and deliver to the Operating Partner all income of the Property, if any, and other monies of the Operating Partner or Owner then held by Manager and/or in any bank account (including, without limitation, the Operating Account) in excess of the reimbursements due and payable to Manager up to and including the effective date of such termination,
     (ii) deliver to the Operating Partner as received by Manager any monies or other property due the Operating Partner under this Agreement but received after such termination, and (iii) deliver to the Operating Partner everything then held by Manager pertaining to the Property, including, without limitation copies of all books, records, keys and all other materials, property, and supplies pertaining to the Property and/or this Agreement.

          4.5 No Partnership. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between the Operating Partner or Owner and Manager, it being the intention of the parties that the only relationship hereunder is that of agent and principal.

          4.6  Indemnification.   Manager shall  be  liable for  and  shall
indemnify and hold harmless the Operating Partner and Owner (and each partner, venturer, employee, agent, shareholder, director or officer of the Operating Partner and Owner) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (i) any actions of Manager not within the scope of Manager's duties hereunder or
(ii) the gross negligence or willful misconduct of Manager. The Operating Partner shall indemnify and hold harmless Manager (and each employee, agent, director, shareholder or officer of Manager) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (x) a breach by the Operating Partner of the Operating Partner's obligations hereunder, (y) the Operating Partner's gross negligence or willful misconduct or (z) actions taken by Manager within the scope of Manager's responsibilities under this Agreement.

                                 ARTICLE V
                               MISCELLANEOUS

          5.1 No Assignment by Manager, Etc. Without the prior written consent of the Operating Partner, which consent may be granted or withheld in the Operating Partner's sole discretion, Manager shall not have the right to assign, transfer or convey any of Manager's right, title or interest hereunder, nor shall Manager have the right to delegate any of the obligations or duties required to be kept or performed by Manager hereunder.

          5.2 Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and sent via the U.S. Postal Service by registered or certified mail, return receipt requested, postage prepaid or via an overnight delivery service (e.g., Federal Express) and addressed to the appropriate party at the respective addresses shown below. All such notices shall be deemed given on the earlier of actual receipt or refusal of receipt by the addressee. The respective addresses and additional notice parties are as follows:

     If to Operating Partner: Oly/FM Walden, L.P.
                              200 Crescent Court, Suite 1650
                              Dallas, Texas 75201
                              Attention:  Hal Hall

     with a copy to:          Robert C. Feldman, Esq.
                              Weil, Gotshal & Manges LLP
                              100 Crescent Court, Suite 1300
                              Dallas, Texas 75201

     If to Manager    :      Stratus Management, L.L.C.
                             c/o FM Properties Inc.
                             98 San Jacinto Blvd., Suite 2200
                             Austin, Texas  78701
                             Attn:  Mr. William H. Armstrong, III

     With a copy to:          Kenneth N. Jones
                              Armburst, Brown & Davis, L.L.P.
                              100 Congress, Suite 1350
                              Austin, Texas

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

          5.3  GOVERNING  LAW.    THIS  AGREEMENT  IS  BEING  EXECUTED  AND
DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          5.4 Not a Third Party Beneficiary Contract. Neither this Agreement nor any part hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party (specifically including any lender, tenants or contractors), to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankruptcy or insolvent estate of either party, or to the creditors or claimants of such an estate. In addition, this Agreement shall terminate and be of no further force or effect upon the filing of any bankruptcy petition by or against Manager.

          5.5 Validity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          5.6  Entire  Agreement.    This  Agreement  contains  the  entire
agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought. This Agreement shall bind, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

          5.7 Attorneys' Fees. If either the Operating Partner or Manager employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with such enforcement or defense.

          5.8 Confidentiality. Manager shall hold all information regarding the Property confidential and shall not disclose any such information to third parties without the prior written consent of Owner unless legally compelled to make such disclosure. Without limiting the generality of the foregoing, Manager shall not make any news releases or other public disclosures without Owner's prior written consent.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]OPERATING PARTNER:

OLY/FM WALDEN, L.P.,
a Texas limited partnership

By:  Oly Fund II GP Investments, L.P.,
     a Texas limited partnership,
     its general partner

     By:  Oly Real Estate Partners II, L.P.,
          a Texas limited partnership,
          its general partner

          By:  Oly REP II, L.P.,
               a Texas limited partnership,
               its general partner

               By:  Oly Fund II, LLC,
                    a Texas limited liability company,
                    its general partner


                    By:/s/ Hal R. Hall
                    -------------------
                    Name:Hal R. Hall
                    Title:Vice President



MANAGER:

STRATUS MANAGEMENT, L.L.C.,
a Delaware limited liability company

By:  FM Properties Inc.,
     a Delaware corporation,
     its sole member


     By:/s/ William H. Armstrong III
        ----------------------------
          William H. Armstrong, III,
          President


                                EXHIBIT A

                           Property Description


The land referred to herein is situated in the State of Texas, County of Harris, and is described as follows:
                                [ATTACHED]


                                 EXHIBIT B

                  Operating Budget for Remainder of 1998

     Operating Partner and Manager will attach the Operating Budget on or before June 8, 1998.